Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN FINANCE TRUST TO PRESENT AT NAREIT’S REITWEEK 2019

NEW YORK – May 30, 2019 - American Finance Trust, Inc. (Nasdaq: AFIN) (“AFIN” or the “Company”) announced today that Michael Weil, Chairman, Chief Executive Officer and President, Katie Kurtz, Chief Financial Officer, Treasurer and Secretary, and Zachary Pomerantz, Senior Vice President of Asset Management will present at Nareit’s REITWeek 2019 Investor Conference at the New York Hilton Midtown on Thursday, June 6, 2019 at 8:45 a.m. ET.

Access to a live audio webcast of the presentation will be available through the AFIN website, www.americanfinancetrust.com, in the "Investor Relations" section. A replay of the webcast will be archived on the Company’s website.

About American Finance Trust, Inc.

American Finance Trust, Inc. (Nasdaq: AFIN) is a publicly traded real estate investment trust listed on the Nasdaq focused on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the U.S. Additional information about AFIN can be found on its website at www.americanfinancetrust.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of AFIN’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 7, 2019 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in AFIN’s subsequent reports. Further, forward looking statements speak only as of the date they are made, and AFIN undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:

Investor Relations

investorrelations@americanfinancetrust.com

(866) 902-0063